UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2025

SKILLZ INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39243	84-4478274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6625 Badura Avenue
Las Vegas, Nevada 89118
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (415) 762-0511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	SKLZ	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

Departure of Gaetano Franceschi

On December 17, 2025, Mr. Franceschi and Skillz Inc. (the “Company”) entered into a transition and separation agreement (the “Transition and Separation Agreement”) providing for the termination of Mr. Franceschi’s employment without cause as Chief Financial Officer of the Company, effective as of January 12, 2026 (the “Effective Date”). Mr. Franceschi’s termination was approved by the board of directors of the Company (the “Board”) on December 12, 2025. Following the Effective Date, Mr. Franceschi will remain employed with the Company through January 31, 2026 (the “Termination Date”) and will provide transition services to the Company in such capacity. Mr. Franceschi’s termination was not related to the Company’s financial or operating results or to any disagreements or concerns regarding the Company’s financial or reporting practices. For purposes of the previously disclosed Skillz Inc. Executive Severance and Change in Control Plan (the “Executive Severance Plan”), Mr. Franceschi’s termination will be treated as a “Non-CIC Qualifying Termination.”

Pursuant to the Transition and Separation Agreement, Mr. Franceschi will, among other things, (a) continue to receive his current annual base salary of $400,000 until the Termination Date, less applicable taxes and withholding, payable in accordance with the Company’s normal payroll cycle, (b) receive his 2025 annual time-based restricted stock unit award covering shares of the Company’s Class A common stock (the “RSUs”) with a grant date value equal to $400,000, which will be vested on the Termination Date consistent with the terms of Mr. Franceschi’s offer letter with the Company (the “Franceschi Offer Letter”), (c) receive his 2025 annual performance-based restricted stock unit award covering shares of the Company’s Class A common stock (the “PSUs”) with a grant date value equal to $400,000, which will be vested on the Termination Date consistent with the terms of the Franceschi Offer Letter, provided that Mr. Franceschi remains employed by the Company through such date and subject to the Company’s achievement of the applicable performance goals, (d) receive separation payments and benefits pursuant to the “Non-CIC Qualifying Termination” provisions of the Executive Severance Plan, (e) be eligible to receive his earned but unpaid annual bonus for 2025, to be paid in the same manner and at the same time as for all other executive participants in the Company’s annual bonus program, and (f) remain eligible to participate in the Company’s employee benefit plans through the Termination Date. The Transition and Separation Agreement includes a customary waiver and release of claims in favor of the Company and an acknowledgment that he remains subject to certain restrictive covenants set forth in the Transition and Separation Agreement. The foregoing description of the Transition and Separation Agreement is a summary only and is qualified in its entirety by reference to the full text of the Transition and Separation Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Appointment of New Chief Financial Officer

Effective as of the Effective Date, Michael Darwal, 42, will be appointed as the Chief Financial Officer of the Company, succeeding Mr. Franceschi in such role. Mr. Darwal previously served as the Deputy CFO and President of ibex Digital (NASDAQ: IBEX) from July 2025 until December 2025, as Deputy CFO and EVP of Investor Relations of ibex Digital from September 2022 to July 2025, and the Chief Digital Officer of ibex Digital and in various other roles at its predecessor company, Digital Globe Services, from November 2013 until September 2022. For the decade prior to joining Digital Globe Services, Mr. Darwal held leadership roles in finance, operations, and innovation at an early Facebook marketing agency, Ampush Media, as well as other public companies, Del Monte Foods and Progressive Insurance. Mr. Darwal holds a B.S.B.A. in Accounting and Information Systems from The Ohio State University.

Pursuant to an offer letter (the “Darwal Offer Letter”) that Mr. Darwal entered into with the Company and approved by the Board and the Compensation Committee of the Board on December 15, 2025, Mr. Darwal will be paid a salary of $400,000 per year. Mr. Darwal will be eligible to receive annual target incentive compensation of $400,000, subject to achievement of certain performance goals. Mr. Darwal will be eligible to receive a restricted stock unit award covering shares of the Company’s Class A common stock (the “RSUs”) with a grant date value equal to $200,000 during fiscal year 2026, which will vest in twelve substantially equal installments on each three month anniversary of the date of grant, subject to Mr. Darwal’s continued service with the Company (“Service”), such that the RSUs will be fully vested after three years of Service following the date of grant. During fiscal year 2026, Mr. Darwal will also be eligible to receive a performance stock unit award covering shares of the Company’s Class A common stock with a grant date value equal to $200,000, which will vest at the end of a three-year performance period beginning on January 1, 2026 and continuing until December 31, 2028 (the “Performance Period”) subject to (i) achievement of Company goals consistent with the Company goals set annually by the Company during each of the three years during the Performance Period and (ii) Mr. Darwal’s continued Service with the Company through the end of the Performance Period. The foregoing description of the Darwal Offer Letter is a summary only and is qualified in its entirety by reference to the full text of the Darwal Offer Letter which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. Mr. Darwal will be subject to the Executive Severance Plan, subject to execution of a customary participation agreement. There are no family relationships between Mr. Darwal and any of the directors or executive officers of the Company, and there are no transactions in which Mr. Darwal has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Darwal and any other person pursuant to which Mr. Darwal was appointed as an officer of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Transition and Separation Agreement, dated December 17, 2025, between Skillz Inc. and Gaetano Franceschi
10.2	Offer Letter, dated December 15, 2025, between Skillz Inc. and Michael Darwal
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLZ INC.

	By:	/s/ Todd A. Valli
	Name:	Todd A. Valli
	Title:	Chief Accounting Officer
Date: December 18, 2025